                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

               U.S. RUBBER RECYCLING, INC., A DELAWARE CORPORATION

                                       AND

              RECLAMATION RESOURCES, INC., A CALIFORNIA CORPORATION
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
                                TABLE OF CONTENTS
1. TERMS OF PURCHASE AND SALE...............................................  1
    1.1      Transfer of Assets.............................................  1
    1.3      Purchase Price.................................................  2
    1.4      Closing Adjustment.............................................  3
    1.5      Closing; Closing Date..........................................  4
    1.6      Business Name..................................................  4
    1.7      Access.........................................................  4
    1.8      Design and Marketing...........................................  5

2. PURCHASER'S ASSUMPTIONS..................................................  5
    2.1      Assumed Debts..................................................  5
    2.2      Other Liabilities..............................................  6

3. SELLER'S REPRESENTATIONS AND WARRANTIES..................................  6
    3.1   Corporate Existence of Seller, Etc................................  6
    3.2   Capitalization....................................................  6
    3.3   Financial Statements..............................................  6
    3.4   Absence of Undisclosed Liabilities................................  7
    3.5   Consents and Approvals............................................  7
    3.6   Title to Assets...................................................  7
    3.7   Insurance.........................................................  7
    3.8   Absence of Changes or Events......................................  7
    3.9   Litigation........................................................  8
    3.10  Taxes.............................................................  9
    3.11  Licenses and Permits..............................................  9
    3.12  Interest in Competitors, Suppliers, Customers, Etc................  9
    3.13  Accounts Receivable...............................................  9
    3.14  Inventory.........................................................  9
    3.15  Patents, Trademarks, Service Marks, Corporate
          Names, Trade Names and Copyrights................................. 10
    3.16  Absence of Defaults............................................... 10
    3.17  Compliance with Laws.............................................. 10
    3.18  Employee Relations................................................ 10
    3.19  Loss Contract..................................................... 11
    3.20  Disclosure........................................................ 11
    3.21  Hazardous Materials............................................... 11

4. PURCHASER'S REPRESENTATIONS AND WARRANTIES............................... 11
    4.1   Organization and Authority........................................ 11
    4.2   Authorization and No Conflicts.................................... 11

5. CERTAIN COVENANTS OF SELLER.............................................. 12
    5.1   Conduct of Business............................................... 12
    5.2   Undertakings...................................................... 13
    5.3   Exclusivity....................................................... 13

6.  CONDITIONS TO PURCHASER'S OBLIGATIONS................................... 13
    6.1   Representations, Warranties and Covenants of Seller............... 13
    6.2   Further Action.................................................... 14
    6.3   No Governmental or Other Proceeding............................... 14
    6.4   Permits and Exclusions............................................ 14
    6.5   Assignment of Lease............................................... 14
    6.6   Agreement with Richard Snyder..................................... 14

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
    6.7   Accounts Receivable Aging Report......................................................  14
    6.8   Storage Lot...........................................................................  14
    6.9   Goodyear Agreement....................................................................  15
    6.10  Johnson Lift/Hyster Lease.............................................................  15
    6.11  Designer Information Services Contract................................................  15
    6.12  Inventory.............................................................................  15

7.  CONDITIONS TO SELLER'S OBLIGATIONS..........................................................  15
    7.1   Representations, Warranties and Covenants of
            Purchaser...........................................................................  15
    7.2   Further Actions.......................................................................  15
    7.3   No Governmental or Other Proceeding...................................................  15
    7.4   Employment Agreement..................................................................  16
    7.5   Inventory.............................................................................  16
    7.6   Release...............................................................................  16
    7.7   Delivery of Documents.................................................................  16

8.  SURVIVAL AND INDEMNIFICATION................................................................  16
    8.1   Survival..............................................................................  16
    8.2   Indemnification.......................................................................  16
    8.3   Notice of Claim.......................................................................  17
    8.4   Defense...............................................................................  17
    8.5   Set-Off...............................................................................  18

9.  TERMINATION PRIOR TO CLOSING................................................................  19
    9.1   Termination of Agreement..............................................................  19

10. MISCELLANEOUS...............................................................................  19
    10.1   Entire Agreement.....................................................................  19
    10.2   Successors and Assigns...............................................................  19
    10.3   Counterparts.........................................................................  20
    10.4   Headings.............................................................................  20
    10.5   No Waiver............................................................................  20
    10.6   Expenses.............................................................................  20
    10.7   Notices..............................................................................  20
    10.8   Further Assurances...................................................................  21
    10.9   Governing Law........................................................................  21
    10.10  Consent to Jurisdiction..............................................................  21
    10.11  Specific Performance.................................................................  21
    10.12  Attorneys' Fees......................................................................  21
    10.13  Brokers..............................................................................  21

Schedule 3.8

Schedule 6.8 - Lease

Exhibit A - Assets

Exhibit B - Liabilities

Exhibit C - Secured Promissory Note

Exhibit D - Security Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of April, 1996, by and between U.S. Rubber Recycling, Inc., a Delaware Corporation ) hereinafter referred to as "Seller") and Reclamation Resources Inc., California corporation (hereinafter referred to as "Purchaser").

                                 R E C I T A L S

         A. WHEREAS, Seller is engaged at those certain facilities located in Rancho Cucamonga, California, in the business of manufacture of rubber floor tiles from waste tires (the "Business"); and

         B. WHEREAS, Seller desires to sell to Purchaser the assets, properties and rights held, used in connection with, arising from and relating to the Business subject to Purchaser's assumption of certain liabilities and obligations of Seller owed, incurred in connection with, arising from or relating to the Business and which are described on Exhibit B attached hereto (the "Liabilities"), and Purchaser and Seller desire to make such sale, purchase and assumption and to enter into such transactions, all upon the terms and conditions set forth in this Agreement;

         1. TERMS OF PURCHASE AND SALE.

            1.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all the assets, properties, and business of Seller of every kind, character, and description whether tangible, intangible, real, personal, or mixed, and wherever located, all of which are sometimes collectively referred to in this Agreement as "the Assets," including, but not without limitation to, the following:

                (a) The asets described on Exhibit A attached hereto;

                (b) The name, all telephone numbers, and advertising rights for "U.S. Rubber Recycling, Inc.";

                (c) All other supplies, materials (including all marketing materials, files, computer programs, design programs and files), work-in-process, finished goods, equipment, machinery, furniture, fixtures, motor vehicles, claims and rights under leases, contracts, purchase and sales orders, copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, licenses, royalty rights, deposits, and rights and claims to refunds and adjustments of any kind.

            1.2 EXCLUDED ASSETS. The Assets shall not include any of the Seller's cash, cash equivalents and inter-company notes and accounts receivable.

            1.3 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Assets shall be the assumption of the Assumed Liabiltiies (herein defined) and $500,000 to be payable at the Closing as follows:

                (a) Cash in the amount of $200,000 at the Closing.

                (b) Buyer's secured promissory note ("Secured Note"), dated as of the Closing Date, in the principal amount of $300,000, bearing interest at the rate of seven percent (7%) per annum, with annual payments of $50,000 as a principal reduction plus interest of seven percent (7%) on the anniversary date of the Closing. The Secured Note shall be secured by a first priority security interest in the Purchaser's assets evidenced by a Security Agreement and UCC-1 Financing Statement. Seller agrees to and shall subordinate its security interest in the collateral to additional institutional financing not to exceed $1 million at the request of Purchaser provided that such financing is used to finance the Purchaser's existing Business, or crumb rubber business and not to guaranty the obligations of a third party or finance another type of business. Seller agrees to sign additional documents as necessary to implement the subordination. Purchaser shall use the additional financing to provide working capital to the Business; however, if Purchaser uses the additional financing to provide working capital to a crumb rubber business owned by the Purchaser, the net sales from the other business shall be added to the net sales of the Current Products under subparagraph (c) below for purposes of calculating the additional payments to be made under the Secured Note. The Secured Note and Security Agreement shall be in the form of Exhibits C and D, respectively.

                (c) For Contract Years (herein defined) in which net sales from floor tiles and any other products currently manufactured by Seller (collectively "Current Products") exceed $1.4 million, an additional principal reduction shall be made on an annual basis in a sum equal to twelve and one-half percent (12-1/2%) of the net sales of Current Products which exceed $1.4 million. A Contract Year shall be each 12-month period after the Closing Date commencing on the Closing Date or the anniversary of the Closing Date and ending 12 months thereafter. Net Sales shall be defined as gross sales less returns, allowances and sales discounts. The

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
     Purchaser shall cause the Purchaser's regular independent certified public accountants to make a written determination of the amount of the net sales based upon an audit of the Purchaser's net sales. The Purchaser shall cause a copy of such written determination to be furnished to each of the parties hereto within forty-five (45) days of the end of the Contract Year and such determination shall be final and binding upon the parties hereto unless the Seller shall have notified the Purchaser in writing of any objections thereto within thirty (30) days after the Seller's receipt of such determination. Any notice of objection shall specify in reasonable detail the items which are being disputed and shall include a summary of the reason for such dispute. Any dispute relating to the determination of the net sales which cannot be resolved by the parties within thirty (30) days after receipt of any such notice of objections shall be referred for decision to such internationally recognized firm of independent public accountants as shall be mutually agreed upon by the Purchaser and the Seller, or failing such agreement, such other internationally recognized firm of independent public accountants as shall be selected in accordance with the rules of the American Arbitration Association (such firm so agreed upon or selected being referred to as the "Disputes Auditor"). A decision of the Disputes Auditor with respect to any matter or matters in dispute shall be final and binding on the parties hereto (absent fraud, bad faith, undue influence or manifest error). The Disputes Auditor shall be required to render its decision within thirty (30) days after referral of the dispute to it for decision pursuant hereto. The fees of the Disputes Auditor shall be borne by the Purchaser, on the one hand, and the Seller, on the other hand, in proportion to a separate determination by the Disputes Auditor of the relative merits of the Purchaser's and Seller's positions in dispute. The additional payment based upon net sales shall be made within ten (10) days of the determination of the amount of the net sales becoming final.

Purchaser shall provide Seller with its year-end financial statements within 90 days of each anniversary of the Closing Date until the Secured Note is paid. Allocation of the Purchase Price, and Form 8594 shall be prepared by Purchaser within ninety (90) days of Closing and provided to Seller. It is expressly understood and agreed that Purchaser shall not be liable for any of the obligations or liabilities of Seller of any kind and nature other than those specifically assumed by Purchaser.

            1.4 CLOSING ADJUSTMENT. Within sixty (60) days after the Closing, Purchaser shall prepare a statement which sets forth the net realized value of the Assets purchased and assumed Liabilities as of the Closing Date. Purchaser shall receive a cash adjustment from Seller in an aggregate amount equal to $265,000

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
minus the difference between (i) the aggregate amount of the realized value of the Accounts Receivables (value to be determined on a 60-day aging period), Inventory, Prepaid Property Taxes, and Security Deposit minus (ii) the amount of the assumed Accounts Payable. The cash adjustment pursuant to this section shall bear interest at the rate of one and one-half percent (1-1/2%) per month unless Seller or Purchaser pays to Purchaser or Seller, as the case may be, the cash adjustment within 30 days of receipt of the Closing Statement.

            1.5 CLOSING; CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the earlier of April 30, 1996, or three business days after all conditions set forth in Sections 6 and 7 hereof have been satisfied at the offices of Robert J. Krup, 1301 Dove Street, Suite 1000, Newport Beach, California 92660, at 4:00 p.m. (the "Closing Date"), or at such other place or time as Purchaser and Seller may mutually agree. At the Closing (i) the transfer of the Assets shall be effected by such bills of sale, assignments, certificates of title (duly endorsed) and other instruments of transfer and conveyance which are sufficient to convey to Purchaser all the title of Seller to the Assets, and (ii) the assumption of the Liabilities shall be effected by such instruments of assumption and undertaking, if any, as are necessary to cause the Liabilities to be fully and legally assumed. All of the foregoing instruments and documents shall be in form and substance consistent with the terms of this Agreement. At the Closing, the various opinions, certificates and other documents required hereby shall be delivered to the parties.

            1.6 BUSINESS NAME. Immediately upon the Closing, Seller shall take all actions necessary, including the filing of amended articles of incorporation with the Secretary of State of California and Delaware, as necessary, to change its name, and shall thereafter refrain from using "U.S. Rubber Recycling, Inc." or any similar name as its corporate, trade, business or fictitious name. From and after the Closing Date, Purchaser shall have the right to use "U.S. Rubber Recycling, Inc." or any other lawfully permitted name as its corporate, trade, or business and/or fictitious name.

            1.7 ACCESS. Prior to the Closing Date, Seller shall provide Purchaser and its employees, accountants, attorneys, advisors and other representatives with full access to the properties, personnel and books and records of the Business in order that Purchaser may make such investigation during normal business hours as it shall reasonably require. From and after the date hereof, Seller will permit such access to any other third party only after notification of and an opportunity to consult with Purchaser. To the extent that Seller permits any such third-party access, Seller will provide Purchaser with copies of all written information or documentation supplied to such third party.

         Unless and until the acquisition contemplated herein has been consummated, the Purchaser shall hold in confidence all information obtained pursuant to this Agreement and prior to the date hereof from the Seller during the conducting of its due diligence and, if such acquisition is not consummated, the Purchaser shall return to the Seller all documents and other materials received by it hereunder and from the Seller during the conducting of its due diligence. If the acquisition contemplated herein is consummated, the Purchaser covenants and agrees that it shall preserve and keep the records of the Seller for a period of three years from the Closing Date and shall make such records available to the Seller or its authorized representatives as reasonably required by the Seller in connection with any legal proceedings against, or governmental investigations of, the Seller or in connection with any tax examination of the Seller.

            1.8 DESIGN AND MARKETING. Seller shall provide, at no additional cost to Purchaser, the services of Michael Dewhurst for 15 hours of Michael Dewhurst's time at times that are mutually agreed upon by the Seller and Purchaser. Any utilization of Mr. Dewhurst's time above the 15 hours shall be in the discretion of the Seller and shall be paid at the rate of $75.00 per hour. In consideration these design and marketing services, Purchaser shall allow Seller utilization of the current storage room located in the offices of U.S. Rubber Recycling, Inc. for a period of 90 days.

         2. PURCHASER'S ASSUMPTIONS. Except for the Assumed Liabilities, and as a further inducement to the Purchaser to purchase the above, Seller agrees and promises to pay all accounts payable, all indebtedness to creditors accruing from the above-described business, and to do all things necessary to relieve the property and stock-in-trade of the premises from any security, lien, or encumbrance in the name of the Seller, for loans or credit extended to same.

         More specifically, except for the Assumed Liabilities, Seller shall bring current as of the Closing Date all debts to creditors, payroll, payroll taxes, business income taxes, sales taxes, franchise taxes, property taxes, state disability taxes, insurance premiums, utilities, union dues, rent, judgments, penalties, and all other similar debts, taxes, and liabilities, accruing to the business. Seller shall bring current as of the Closing Date all bonuses, performance incentives and benefits pursuant to the employment contract with Richard Snyder.

            2.1 ASSUMED DEBTS. Subject to the performance by the parties hereto of their respective obligations hereunder, on the Closing Date, simultaneously with the transfer, conveyance and assignment by the Seller to the Purchaser of the Assets, the Purchaser shall assume and shall perform and pay or cause to be paid or otherwise discharged when due, subject to the limitations contained herein, all of the Seller's obligations under the agreements set forth on Exhibit B hereto and the other liabilities of the Seller set forth on Exhibit B hereto (hereinafter referred to as the "Assumed Liabilities."). The assumption by the Purchaser of the Assumed Liabilities shall be effected by such instrument or instruments of assumption delivered to the Seller on the Closing Date as shall be reasonably requested by the Seller. The Purchaser shall, at any time and from time to time after the Closing Date,

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
execute and deliver such further instruments of assumption and do all such further acts as may be reasonably requested by the Seller to implement the assumption of each such liability and obligation. As of the Closing Date, Purchaser shall be deemed to have assumed the Assumed Liabilities.

            2.2 OTHER LIABILITIES. Except for the Assumed Liabilities, Purchaser is not assuming, and shall not be deemed to have assumed or incurred any liability (contingent or otherwise) with respect to, any other liabilities or obligations of Seller or which arise out of or relate to the Business.

         3. SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller hereby represents and warrants to Purchaser:

            3.1 CORPORATE EXISTENCE OF SELLER, ETC. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. This Agreement has been duly executed and delivered on behalf of the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors' rights.

            3.2 CAPITALIZATION. The authorized capital stock of the Seller consists of 50 million shares of Common Stock, all of one class. All outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Shares or of any other capital stock of the Seller or any securities convertible into, or other rights to acquire, any such Share or other capital stock of the Seller or (ii) obligates the Seller to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such Shares, capital stock, securities or rights. No person has any right to require the Seller to register any of its securities under the Securities Act of 1933 (the "1933 Act").

            3.3 FINANCIAL STATEMENTS. Except as noted therein, the Seller's financial statements for the year ended March 31, 1995 and the eleven-month period ended February 29, 1996 (collectively the "Financial Statements"), fairly and accurately present the financial position of Seller on the dates specified and the results of its operations for the periods indicated in conformity with generally accepted accounting principles consistently applied for such period.

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
            3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent
(a) reflected or reserved against in the Financial Statements, (b) disclosed in this Agreement, or (c) trade payables incurred in the ordinary course of business of Seller, as appropriate, since February 29, 1996 (the "Financial Date"), Seller has no material liabilities, commitments, indebtedness or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, is not in breach or default with respect to any terms or conditions of any liabilities, commitments, indebtedness or obligations, and Seller does not know or have reasonable grounds to know of any basis for the assertion against Seller of any other claim or liability.

            3.5 CONSENTS AND APPROVALS. Except as set forth in Section 6 hereof, there is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by the Seller of the sale of the Assets pursuant to this Agreement.

            3.6 TITLE TO ASSETS. The Seller has good and marketable title to all of the Assets, free and clear, except for liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings.

            3.7 INSURANCE. All insurance policies with respect to the properties, assets, operations and business of the Seller (the "Insurance Policies") are in full force and effect. Except as set forth in Exhibit E, there are no pending claims against the Insurance Policies by the Seller as to which the insurers have denied liability and with respect to which there is a reasonable likelihood of a settlement or determination adverse the Seller. There are no circumstances existing which would enable the insurers to avoid liability under the Insurance Policies or no other parties having an interest under the Insurance Policies.

            3.8 ABSENCE OF CHANGES OR EVENTS. Except as set forth on Schedule 3.8, since the Financial Date, Seller has conducted its business only in the ordinary course and has not:

                (a) suffered any material adverse change in its assets, businesses or prospects;

                (b) incurred any obligation or liability affecting its operations or business except in the ordinary course of business and consistent with prior practices;

                (c) purchased, sold, assigned, transferred, mortgaged, or pledged any of its assets or subjected any of its assets to any lien, charge, security interest or any other encumbrance or restriction, except for purchases or sales of inventory in the ordinary course of business;

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
                (d) suffered any labor trouble, or any damage, destruction or loss which has materially adversely affected any of its assets or businesses;

                (e) made or obligated itself in any way to make any increase in the compensation payable to any officer or director, or, except in accordance with its normal business policies, made or obligated itself in any way to make any increase in the compensation payable to any employee, or, except in accordance with its normal business policies, incurred any further employment obligations or commitments to any current or prospective employee;

                (f) suffered any material adverse change in the financial condition or results of operations or incurred a net operating loss for the period commencing on the Financial Date and terminating on the date hereof;

                (g) entered into any transaction, contract or commitment in connection with its businesses other than in the ordinary course of business;

                (h) declared or paid any dividend or declared or made any distribution of assets, in respect of its stock, or authorized the creation or issuance of, or issued or otherwise caused any reclassification or reorganization of, any securities of any class which would affect consummation of the transactions contemplated hereby, or directly or indirectly redeemed, purchased or otherwise acquired any outstanding securities, or agreed to take any such action;

                (i) loaned any monies to any person other than in the ordinary course of business;

                (j) incurred any indebtedness for borrowed money or issued or sold any debt securities;

                (k) forgiven or cancelled any debts or claims, or waived any rights except in the ordinary course of business;

                (l) repaid any loans to or entered into any other transactions, agreements or understandings with any of its shareholders, officers or directors, other than those regarding employee compensation and benefits entered into in the ordinary course of business; or

                (m) agreed to do any of the above.

            3.9 LITIGATION. There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or orally (a) against the Seller or against its shareholders or officers, in connection with the conduct of the businesses of the Seller, (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. The actions or proceedings described in clauses (a) and (b) are collectively referred to as

"Litigation." The Seller is not subject to any outstanding order, writ, judgment or decree.

            3.10 TAXES.

                (i) All federal, state, local and material foreign income, franchise, excise, sales and use tax ("Taxes") returns required to be filed with respect to the Seller have been filed in a timely manner (taking into account all extensions of due dates);

                (ii) the Seller has paid, or has made sufficient provision for, or has set up adequate reserves for the payment of, all Taxes shown as due on such returns;

                (iii) no election under Section 341(f) or Section 338(g) of the Internal Revenue Code of 1986 (the "Code") has been or will be filed by or on behalf of the Seller;

                (iv) the Seller has not executed any presently effective waiver or extension of any statute of limitations against assessment and collection of Taxes with respect to the Seller; and

                (v) the proper amounts have been withheld by the Seller from employees with respect to all cash compensation paid to employees for all periods in compliance in all material respects with the tax and other withholding provisions of all applicable laws.

            3.11 LICENSES AND PERMITS. The Seller has all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of the Business as presently conducted ("Material Permits"), including but not limited to the manufacturing facility and all tire-storage sites.

            3.12 INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC. The Seller does not have any ownership interest in any competitor, supplier or customer of the Seller accounting for not less than 1 percent of the Seller's purchases from Suppliers in the most recently ended fiscal year or any property used in the operation of the business of the Seller.

            3.13 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Financial Statements represent sales actually made or services actually rendered in the ordinary course of business; all accounts receivable of the Seller as of the Closing Date will represent sales actually made or services actually rendered in the ordinary course of business on or prior to the Closing Date.

            3.14 INVENTORY. All of the inventory reflected on the Financial Statements and all such inventory acquired or produced through the Closing Date is and has been valued at the lower of cost or market. All of the inventory is free of defect, usable in the ordinary course of business.

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
            3.15 PATENTS, TRADEMARKS, SERVICE MARKS, CORPORATE NAMES, TRADE NAMES AND COPYRIGHTS.

                (a) Seller owns the trademark/trade name "Sure-Step," "Sure-Bond." These trademarks are not registered.

                (b) Seller has neither received notice nor is aware of any alleged or possible claim of a violation of the rights of any third party in any corporate name, trade name, trademark, service mark, trade secret or other proprietary right utilized by Seller and there are no proceedings pending relating to such a violation.

                (c) Seller has the right, without the payment of any royalty, license or similar fees and without violating the proprietary rights of any third party, to conduct its current business, to sell its products and to use its corporate name, trade names and its trademarks and service marks throughout the entire United States.

            3.16 ABSENCE OF DEFAULTS. Seller is not in default under or in breach or violation of the terms of its Articles of Incorporation or Bylaws or any judgment, order or decree. Seller is not in default under or in breach or violation of the material terms of any mortgage, contract, agreement, lease, deed of trust, indenture or other instrument to which it is a party or by which it is bound or to which its property is subject, or any federal, state or local statute or regulation applicable to such company.

            3.17 COMPLIANCE WITH LAWS. Seller has and is operating its business and owns its assets in compliance with all laws, regulations and orders, including, but not limited to, statutes, rules, restrictions, laws, regulations, orders, judgment or decrees respecting (i) employment and employment practices, terms and conditions of employment, wages and hours, labor-management relations, discrimination, work place safety, employee benefits, unemployment and workers' compensation laws, the violation of which would have a material adverse impact on its assets, business or operations,, and (ii) the removal, containment, storage and disposal of scrap tires, hazardous and toxic waste materials and substances, and other contaminants and pollutants. Seller has obtained all governmental permits, authorizations, franchises or licenses, if any, required for the operation of its business at the manufacturing facility in Rancho Cucamonga and the tire-storage site in Fontana, and the ownership of its assets, and Seller has not received any notice or warning from any governmental authority with respect to any failure or alleged failure by it to comply with any law, regulation or order.

            3.18 EMPLOYEE RELATIONS. There are no pending material controversies, disputes, grievances or proceedings or, to the best knowledge of Seller, threatened against Seller or existing between Seller and its employees (singularly or collectively). None of Seller's employees is represented by any labor union or other collective bargaining agent, and to the best knowledge of Seller, there has been no attempt to organize (or any organizing activity among) any of such employees or any unit pursuant to any state or federal law such as, but not limited to, the National Labor Relations Act.

            3.19 LOSS CONTRACT. Seller is not a party to any contract, bid or other offer to sell products or to provide services to third parties after the Closing which is to be performed at a price which would result in a loss to Seller.

            3.20 DISCLOSURE. Neither this Agreement nor any written instrument, list, exhibit, schedule or certificate furnished or to be furnished to Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made not misleading.

            3.21 HAZARDOUS MATERIALS.

                (a) There are no tanks on or below the surface of the real property owned or leased by Seller or in any improvements thereon ("the subject property");

                (b) There are no asbestos or asbestos-related products in, on or about the subject property; and

                (c) There is no other hazardous or toxic waste material or substance or other contaminant or pollutant (as these terms are defined under California law, including but not limited to the California Health and Safety Code, Division 20, at Section 25100, et seq., and the California Code of Regulations (formerly known as the California Administrative Code, Title 22, Chapter 30, at Sections 66680-66746) as of the Closing in existence on or below the surface of the subject property, including, without limitation, in the soil, sub-soil, ground water or surface water or which has been or is presently being released into the environment which constitutes a violation of any law, ordinance, rule or regulation of any governmental entity having jurisdiction thereof, or which subjects Seller to liability to any of said governmental entities or to any third parties.


         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         Purchaser hereby represents and warrants to Seller:

            4.1 ORGANIZATION AND AUTHORITY. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

            4.2 AUTHORIZATION AND NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, and do not and will not result in any conflict with, or breach or violation of, or default under, the Articles of Incorporation or Bylaws of Purchaser or violate, conflict with or result in the breach or material modification of any provision of, or constitute (or with the giving of notice or the lapse of time or both constitute) a default under, or give any other contracting party the right to accelerate any obligation under or terminate, any agreement, mortgage, lease, lien, judgment, decree or other instrument to which Purchaser is a party or by which it may be bound or any statute or regulation applicable to Purchaser. No consent or approval of any governmental or regulatory body or any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which Purchaser is a party, or to which any of the properties or assets of Purchaser are subject to otherwise affected, is required for the execution, delivery or performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         5. CERTAIN COVENANTS OF SELLER.

         Seller hereby covenants to and agrees as follows:

            5.1 CONDUCT OF BUSINESS. Except as may be otherwise contemplated by this Agreement or except as Purchaser may otherwise consent to in writing (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date:

                (a) Seller will (i) operate its business only in the ordinary course; (ii) use its best efforts to preserve the business organization of the company as a whole intact; (iii) maintain its properties, machinery and equipment in sufficient operating condition and repair to enable the Seller to operate its business in the manner in which it was operated immediately prior to the date hereof, except for maintenance required by reason of fire, flood or other acts of God (except that any insurance proceeds paid by reason of any such casualty after the date hereof shall be applied towards such maintenance); (iv) continue all of the Insurance Policies (or comparable insurance) in full force and effect; (v) use its best efforts to keep available until the Closing Date the services of its present officers and key employees; (vi) pay its accounts payable and all other obligations in the ordinary course of business; and (vii) use its best efforts to preserve its relationships with its material lenders, suppliers, customers, licensors and licensees and others having material business dealings with it such that the business will not be impaired; and

                (b) Seller will not (i) make any change in its Certificate of Incorporation, Bylaws or similar charter documents; (ii) make any change in its issued or outstanding capital stock, or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into shares of its capital stock, or declare any dividends or make any other distribution in respect of its capital stock; (iii) voluntarily incur or assume, whether directly or by way of guarantee or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business; (iv) mortgage, pledge or encumber any material part of its properties or assets, tangible or intangible; (v) sell or transfer any material part of its assets, property or rights, or cancel any material debts or claims; (vi) amend or terminate any contracts or any Material Permit to which it is a party, except in the ordinary course of business pursuant to the terms of such Agreement;
(vii) make any changes in the accounting methods, principles or practices employed by it, except as required by generally accepted accounting principles;
(viii) make any capital expenditure or enter into any commitment therefor; (ix) incur any debt or make any borrowings, or enter into any commitment therefor; or
(x) enter into any other agreement, course of action or transaction material to Seller except in the ordinary course of business.

            5.2 UNDERTAKINGS. Seller will use its best efforts and will cooperate to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, as shall be required in order to enable Seller and Purchaser to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.


            5.3 EXCLUSIVITY. Purchaser shall have the exclusive right through the close of business on April 30, 1996 (or such later date as the term of this Agreement may be extended by the parties hereto in writing) to consummate the transactions contemplated herein, and during such exclusive period, neither Seller nor any of its authorized representatives will solicit or accept any other offer to purchase any of the capital stock or all or any significant part of the assets of Seller or any similar transaction nor hold discussions or negotiations with, or provide any information to, any other individual or corporation, partnership or other entity concerning such purchase (other than such discussions which are in furtherance of the transactions contemplated herein).

         6. CONDITIONS TO PURCHASER'S OBLIGATIONS.

            The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Purchaser may waive:

            6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

            6.2 FURTHER ACTION. All action (including notifications and filings) that shall be required to be taken by Seller in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

            6.3 NO GOVERNMENTAL OR OTHER PROCEEDING. No order of any court or governmental or regulatory authority body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any governmental agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

            6.4 PERMITS AND EXCLUSIONS. Approval of this transaction, and the continued approval of the qualification for exclusion by the California Integrated Waste Management Board, or its successor, pursuant to the following provisions of Title 14 of the California of Regulations 18420(a)(4) and 18420(c) for all facility and tire storage sites.

            6.5 ASSIGNMENT OF LEASE. Approval and assignment of Standard Industrial/Commercial Single Tenant Lease dated February 14, 1992 by and between Rancho Cucamonga Business Park, a limited partnership, and U.S. Rubber Recycling, Inc., a Delaware corporation.

            6.6 AGREEMENT WITH RICHARD SNYDER. Approval by Richard Snyder of the assignment of Richard Snyder's employment agreement to the Purchaser with exception to Paragraphs 1 (regarding Chief Operating Officer and Director) 3b (regarding stock option plans and pension plans), 3c (entirety), 4a (regarding Stock Purchase Agreement), and 5c (entirety).

            6.7 ACCOUNTS RECEIVABLE AGING REPORT. Seller shall provide to Purchaser Seller's Accounts Receivable aging report complete through March 29, 1996.

            6.8 STORAGE LOT. Seller shall obtain all necessary leases, permits or exclusions for a tire storage site on terms agreeable to Purchaser. The Purchaser hereby agrees to a lease containing the terms set forth on Schedule
6.8 hereof. Seller
shall pay all costs and expenses for permits, and moving of tires from existing storage lots to new tire storage sites.

            6.9 GOODYEAR AGREEMENT. Assignment to Purchaser of the Scrap Tire Transportation and Disposal Agreement with Goodyear Tire dated May 17, 1993 with or without Goodyear's consent thereto.

            6.10 JOHNSON LIFT/HYSTER LEASE. Approval of and assignment to Purchaser of Johnson Lift/Hyster Lease dated September 12, 1994 (UCC Filing 94187252).

            6.11 DESIGNER INFORMATION SERVICES CONTRACT. Verification of the termination of the agreement for Southern California Architectural Marketing with Designer Information Services dated October 27, 1995.

            6.12 INVENTORY. The Seller and the Purchaser shall agree on the value of the Inventory for purposes of Section 1.4 hereof.

         7. CONDITIONS TO SELLER'S OBLIGATIONS.

            The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive:

            7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

            7.2 FURTHER ACTIONS. All action (including notifications and filings) that shall be required to be taken by Purchaser in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable or governmental regulation.

                7.3 NO GOVERNMENTAL OR OTHER PROCEEDING. No order of any court or governmental or regulatory or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

            7.4 EMPLOYMENT AGREEMENT. All employment agreements and options to extend have been terminated. All employees are "at-will."

            7.5 INVENTORY. The Seller and the Purchaser shall agree on the value of the Inventory for purposes of Section 1.4 hereof.

            7.6 RELEASE. The release of the Seller by the parties to the contracts that are being assigned to the Purchaser by the Seller as described in Sections 6.6, and 6.10.

            7.7 DELIVERY OF DOCUMENTS. The delivery to the Seller of the Secured Note, Assumption Agreement, Security Agreement, UCC-1 Financing Statements, resolutions and other closing documents.

         8. SURVIVAL AND INDEMNIFICATION.

            8.1 SURVIVAL. The representations, warranties, covenants and agreements contained herein to be performed or complied with before or after the Closing shall survive without limitation for three (3) years, or until the end of the term of the Secured Note, whichever is longer, unless the covenant or agreement specified a term, in which case such covenant or agreement shall survive until the expiration of such specified term. After three (3) years, the exclusive remedy for any claims under this Agreement relating to or arising under a breach of a representation, warranty, covenant or agreement, including a claim for indemnification under this Section 8, shall be an offset against the balance due on the Secured Note. A claim for indemnification by a party against the other under this Article 8 for inaccuracy in a representation or warranty or breach of any covenants and agreements contained herein must be asserted in writing and in accordance with Section 8.3 prior to the expiration of the applicable time period referenced above, following which the same shall be barred for all purposes. If written notice of a claim for indemnification is given in accordance with Section 8.3 prior to the expiration of the applicable time period referenced above, then the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for purposes of, resolution of such claim for indemnification.

            8.2 INDEMNIFICATION. Subject to the provisions of Section 8.1, from and after the Closing, the Seller shall indemnify and hold Purchaser harmless from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the operation, products, transportation and/or disposal of tires or services of Seller's business prior to the Closing Date, or from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, by the party against whom indemnification is sought by the Seller. This indemnification shall include, but is not limited to, indemnifying Purchaser from the following: (i) Hazardous materials cleanup relating to the period prior to the Closing date; (ii) product liability claims, and/or claims of damages arising therefrom relating to the period prior to the Closing Date; (iii) workers' compensation claims relating to the period prior to the Closing date; (iv) wrongful termination or discharge claims relating to the period prior to the Closing date; (v) claims arising out of the Asset Purchase Agreement between U.S. Alcohol Testing of America, Inc. and Warren Montalto and Floyd Staggs, dated October 13, 1992; (vi) claims of commissions or damages, or both by David Bingham relating to the period prior to the Closing date; (vii) claims for money, benefits or other consideration or compensation arising from agreements outside the parameters of the written agreement with Richard Snyder relating to the period prior to the Closing date;
(viii) transportation and/or disposal of scrap tires prior to the Closing Date;
(ix) any claims of Designer Services Inc; (x) claims for damages or clean-up costs at all tire storage sites (Ontario, Rancho Cucamonga or Fontana).

         The Purchaser shall defend and promptly indemnify the Seller and U.S. Alchohol Testing of America, Inc. and save the Seller harmless from, against, for and in respect of, and shall pay all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to, any action, investigation, claim or proceeding (all hereinafter collectively referred to as "Losses" suffered, sustained, incurred or required to be paid by the Seller by reason of (a) the Assumed Liabilities or (b) any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by the Purchaser hereunder or relating hereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect or (c) the conduct of the Business after the Closing Date.

            8.3 NOTICE OF CLAIM. The party seeking indemnification (the "Indemnified Party") shall promptly notify the party entitled to indemnification (the "Indemnifying Party") in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified party or its parent company which the Indemnifying Party reasonably determines to be related to such claim.

            8.4 DEFENSE. If the facts giving rise to a right to indemnification arise out of the claim of any third party, the

Indemnifying Party may assume the defense thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent. Whether or not the Indemnifying Party does choose to so defend such claim, all the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnifications provided hereunder.

            8.5 SET-OFF. In addition to any rights and remedies available to Purchaser under this agreement or under applicable law, and not by way of limitation of any such rights, in the event Seller is obligated to indemnify, defend and hold Purchaser harmless, Purchaser is hereby irrevocably authorized by Seller, at any time and from time to time, after 30 days written notice to Seller, to set off and apply against Purchaser's obligation to make payments to Seller under the terms of the Secured Note any amount owing to Purchaser in connection with Seller's obligation to indemnify and hold harmless, and the exercise of such right by Purchaser shall in no event affect, and each of Seller and Purchaser shall not be excused from honoring or performing their respective obligations under this agreement. Purchaser is not entitled to exercise its right of setoff if Seller is fulfilling its obligation to defend the Seller from a third-party claim.

            Notwithstanding any to the contrary contained in Section 8.2, the Indemnified Party shall not have any liability under Section 8.2 unless the aggregate amount of damages under such Section exceeds $10,000 (in which event the Indemnifying Party shall have liability, subject to clause (ii) below, for the total amount of damages thereunder, including the first $10,000) and (ii) the Indemnifying Party's aggregate liability under Section 8.2 shall not exceed the Purchase Price paid to the Sellers or which would have been payable to the Seller had (a) the Indemnifying Party not breached or failed to fulfill in any material respect any covenant, agreement, or other obligation of the Indemnifying Party under this Agreement or (B) there not been any inaccuracy in any material respect in any representation of breach in any material respect of any warranty of the Indemnifying Party; provided, however; in the event that, after the Closing, the amount of the Seller's liability under Section 8.2 exceeds the sum of the Purchase Price actually paid to the Seller at the time such liability is determined, the amount of such excess may only be collected from the Seller by the Purchaser's set off of such excess amount against future payments of the Purchase Price. The $10,000 limitation on liability under
Section 8.2 shall not apply to the Purchaser's breach of the payment of the Secured Note, the

Purchaser's failure to pay an Assumed Liability or the Seller's failure to pay a liability that was not an Assumed Liability.

         9. TERMINATION PRIOR TO CLOSING.

            9.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                (a) By the mutual written consent of Purchaser and the Seller;
or

                (b) By Purchaser or Seller in writing for any reason if the Closing shall not have occurred on or before April 30, 1996, or such other date to which the Agreement has been extended; or

                (c) By any party, against any other, if one or any other, as the case may be, shall fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or materially breach any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within 5 days after the party seeking to terminate has notified the other party of its intent to terminate this Agreement pursuant to this clause; or

                (d) The failure of any conditions remaining unsatisfied at time of Closing.

         10. MISCELLANEOUS.

            10.1 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

            10.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto, except that the Purchaser or Seller may, at its election and without the prior written consent of the other, assign this Agreement (but not delegate its duties) to any direct or indirect wholly-owned subsidiary, parent company or any other affiliate of Purchaser or Seller so long as the representations and warranties of Purchaser made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement of any of the rights or obligations hereof shall relieve any part of its obligations under this Agreement. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

            10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

            10.4 HEADINGS. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

            10.5 NO WAIVER. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any part of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for beach of this Agreement other than with respect to the condition so waived.

            10.6 EXPENSES. Seller and Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

            10.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by first-class mail, postage prepaid, or by Federal Express:

         If to Purchaser to: Reclamation Resources, Inc.
                             c/o Mr. David T. Starr
                             George and Starr
                             1450 North Tustin Avenue, Suite 223
                             Santa Ana, California 92701

         With a copy to:     Robert J. Krup
                             Attorney at Law
                             1301 Dove Street, Suite 1000
                             Newport Beach, California 92660

         If to Seller:       U.S. Rubber Recycling, Inc.
                             10410 Trademark Street
                             Rancho Cucamonga, California 91730
                             Attention: Mr. James Witham

         With a copy to:     Scott Lesser
                             Gold & Wachtel
                             110 East 59th Street, 27th Floor
                             New York, New York 10022

            Any such notice shall be deemed effective upon delivery, if personally delivered, three (3) business days after deposit with the United States Post Office, if mailed, or one (1) business day after deposition with the overnight courier service.

            10.8 FURTHER ASSURANCES. From and after the Closing Date, any party, at the request of another of the parties and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Assets in Purchaser and otherwise enable Purchaser and Seller to enjoy the respective benefits contemplated by this Agreement.

            10.9 GOVERNING LAW. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto will be governed by the Laws of California, without giving effect to the principles of conflicts of law thereof.

            10.10 CONSENT TO JURISDICTION. Both Purchaser and Seller consent and submit to the jurisdiction of the Courts of California and of the Courts of the United States for a judicial district within the territorial limits of California for all purposes of this Agreement and any Ancillary Documents to which either of them is a party, including without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof and thereof.

            10.11 SPECIFIC PERFORMANCE. Seller and Purchaser each acknowledge that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, Seller or Purchaser, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other's covenants or agreements contained in this Agreement.

            10.12 ATTORNEYS' FEES. In the event that any action or proceeding is commenced by any party to interpret, define or enforce any provision of this Agreement, the prevailing party shall be entitled to recover all costs and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and court costs.

            10.13 BROKERS. The Seller and the Purchaser covenant and represent to each other that it had no dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other person is entitled to receive any broker's commission or finder's fee or similar compensation in connection with any such transaction. Each of the parties agrees to defend, indemnify and hold harmless the other form, against, for and in respect of any and all losses sustained by the other as a result of any liability or obligation to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such other party with any person or persons whatsoever.

         IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed on its behalf as the date first above written.

                                     SELLER

                                     U.S. RUBBER RECYCLING, INC., a
                                     Delaware corporation


                                     By:______________________________________


                                     PURCHASER

                                     RECLAMATION RESOURCES, INC.,
                                     California corporation


                                     By:______________________________________

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